Exhibit 99.1

Aptiv Reports First Quarter 2019 Financial Results Ahead of Expectations;
Strong Outgrowth Continues Despite Weakening Macro Environment

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company enabling the future of mobility, today reported first quarter 2019 U.S. GAAP earnings of $0.92 per diluted share. Excluding special items, first quarter earnings totaled $1.05 per diluted share.

First Quarter Highlights Include:

•	Revenue of $3.6 billion, up 4% adjusted for currency exchange, commodity movements and divestitures

•	U.S. GAAP net income of $240 million, diluted earnings per share of $0.92

◦	Excluding special items, earnings of $1.05 per diluted share

•	U.S. GAAP operating income margin of 8.3%

◦	Adjusted Operating Income margin of 9.7%; Adjusted Operating Income of $345 million

•	Generated $84 million of cash from operations

•	Returned $283 million to shareholders through share repurchases and dividends

“Our stronger than expected first quarter performance reflects our portfolio of leading technologies aligned to the safe, green and connected mega trends, driving sustained above-market growth,” said Kevin Clark, president and chief executive officer. “While our revised outlook for the year reflects softer global vehicle production and further headwinds from foreign exchange and commodities compared to our prior guidance, we continue to see the benefits of our flexible operating model and technology portfolio position us well for outperformance as these headwinds mitigate in the back half of the year and into 2020. Our mission to be our customers’ partner of choice, uniquely providing the brain and nervous system of the vehicle, has created a sustainable business advantage for Aptiv, which in turn allows us to deliver long-term value to our shareholders through innovation, effective execution, profitable growth, strong cash flow generation and disciplined capital deployment.”

First Quarter 2019 Results
The Company reported first quarter 2019 revenue of $3.6 billion, a decrease of 2% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 4% in the first quarter. This reflects growth of 7% in North America and 6% in Europe, partially offset by a decline of 12% in South America and 1% in Asia, which includes a decline of 12% in China.

The Company reported first quarter 2019 U.S. GAAP net income of $240 million and earnings of $0.92 per diluted share, compared to $307 million and $1.15 per diluted share in the prior year period. First quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $273 million, or $1.05 per diluted share, compared to $343 million, or $1.29 per diluted share, in the prior year period.
First quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $345 million, compared to $427 million in the prior year period. Adjusted Operating Income margin was 9.7%, compared to 11.8% in the prior year period, reflecting the unfavorable impacts of foreign currency exchange, vehicle production declines in China and continued incremental investments for growth, partially offset by above-market sales growth. Depreciation and amortization expense totaled $173 million, an increase from $155 million in the prior year period, reflecting increases related to our acquisitions and capital investments.
Interest expense for the first quarter totaled $38 million, as compared to $34 million in the prior year period, which reflects the impacts of our debt refinancing transactions in the first quarter of 2019.
Tax expense in the first quarter of 2019 was $33 million, resulting in an effective tax rate of approximately 12%, compared to $59 million, or an effective tax rate of approximately 16%, in the prior year period. The decrease in the effective tax rate reflects the geographic mix of pretax earnings and the impact of favorable discrete items.
The Company generated net cash flow from operating activities of $84 million in the first quarter. As of March 31, 2019, the Company had cash and cash equivalents of $321 million and total available liquidity of $2.1 billion.
Reconciliations of Adjusted Net Income, Adjusted Net Income Per Share, Adjusted Operating Income and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Programs
During the first quarter of 2019, the Company repurchased 2.84 million shares for approximately $226 million, leaving approximately $2.26 billion available for future share repurchases. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q2 and Full Year 2019 Outlook
The Company’s second quarter and full year 2019 financial guidance is as follows:

(in millions, except per share amounts)	Q2 2019 (1)	Full Year 2019 (1)
Net sales	$3,600 - $3,700	$14,425 - $14,825
Adjusted operating income	$375 - $395	$1,630 - $1,710
Adjusted operating income margin	10.4% - 10.7%	11.3% - 11.5%
Adjusted net income per share	$1.11 - $1.17	$4.90 - $5.10
Cash flow from operations		$1,650
Capital expenditures		$800
Adjusted effective tax rate	15% - 16%	14% - 15%

(1)	The Company’s second quarter and full year 2019 financial guidance includes $12 million and $50 million, respectively, for the anticipated impacts of tariffs.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing 877.790.5109 (US domestic) or 647.689.5633 (international) or through a webcast at ir.aptiv.com. The conference ID number is 5593386. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales.
Adjusted Net Income represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Cash Flow Before Financing represents cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Operating Income, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling the future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share amounts)
Net sales	$3,575	$3,630
Operating expenses:
Cost of sales	2,962	2,947
Selling, general and administrative	256	259
Amortization	34	30
Restructuring	26	20
Total operating expenses	3,278	3,256
Operating income	297	374
Interest expense	(38)	(34)
Other income, net	16	30
Income before income taxes and equity income	275	370
Income tax expense	(33)	(59)
Income before equity income	242	311
Equity income, net of tax	3	5
Net income	245	316
Net income attributable to noncontrolling interest	5	9
Net income attributable to Aptiv	$240	$307

Diluted net income per share:
Diluted net income per share attributable to Aptiv	$0.92	$1.15
Weighted average number of diluted shares outstanding	259.55	266.44

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$321	$567
Restricted cash	1	1
Accounts receivable, net	2,736	2,487
Inventories	1,326	1,277
Other current assets	435	445
Total current assets	4,819	4,777
Long-term assets:
Property, net	3,218	3,179
Operating lease right-of-use assets	434	—
Investments in affiliates	102	99
Intangible assets, net	1,334	1,380
Goodwill	2,503	2,524
Other long-term assets	609	521
Total long-term assets	8,200	7,703
Total assets	$13,019	$12,480
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$542	$306
Accounts payable	2,340	2,334
Accrued liabilities	1,132	1,054
Total current liabilities	4,014	3,694
Long-term liabilities:
Long-term debt	3,995	4,038
Pension benefit obligations	440	445
Long-term operating lease liabilities	350	—
Other long-term liabilities	585	633
Total long-term liabilities	5,370	5,116
Total liabilities	9,384	8,810
Commitments and contingencies
Total Aptiv shareholders’ equity	3,418	3,459
Noncontrolling interest	217	211
Total shareholders’ equity	3,635	3,670
Total liabilities and shareholders’ equity	$13,019	$12,480

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$245	$316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173	155
Restructuring expense, net of cash paid	(5)	(16)
Deferred income taxes	4	(7)
Income from equity method investments, net of dividends received	(3)	(5)
Loss on extinguishment of debt	6	—
Other, net	27	26
Changes in operating assets and liabilities:
Accounts receivable, net	(249)	(206)
Inventories	(49)	(119)
Accounts payable	53	140
Other, net	(110)	(87)
Pension contributions	(8)	(11)
Net cash provided by operating activities from continuing operations	84	186
Net cash used in operating activities from discontinued operations	—	(31)
Net cash provided by operating activities	84	155
Cash flows from investing activities:
Capital expenditures	(235)	(243)
Proceeds from sale of property / investments	3	3
Cost of business acquisitions, net of cash acquired	2	—
Deposit for acquisition of KUM	—	(5)
Cost of technology investments	(3)	—
Settlement of derivatives	(2)	—
Net cash used in investing activities	(235)	(245)
Cash flows from financing activities:
Increase in other short and long-term debt, net	229	35
Repayment of senior notes	(654)	—
Proceeds from issuance of senior notes, net of issuance costs	643	—
Repurchase of ordinary shares	(226)	(149)
Distribution of cash dividends	(57)	(59)
Taxes withheld and paid on employees’ restricted share awards	(34)	(32)
Net cash used in financing activities	(99)	(205)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	4	44
Decrease in cash, cash equivalents and restricted cash	(246)	(251)
Cash, cash equivalents and restricted cash at beginning of period	568	1,597
Cash, cash equivalents and restricted cash at end of period	$322	$1,346

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended March 31,
	2019	2018	%
	(in millions)
Net Sales
Signal and Power Solutions	$2,562	$2,617	(2)%
Advanced Safety and User Experience	1,023	1,032	(1)%
Eliminations and Other (a)	(10)	(19)
Net Sales	$3,575	$3,630

Adjusted Operating Income
Signal and Power Solutions	$283	$351	(19)%
Advanced Safety and User Experience	62	76	(18)%
Eliminations and Other (a)	—	—
Adjusted Operating Income	$345	$427

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Aptiv for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	259.08	265.69
Dilutive shares related to RSUs	0.47	0.75
Weighted average ordinary shares outstanding, including dilutive shares	259.55	266.44
Net income per share attributable to Aptiv
Basic	$0.93	$1.16
Diluted	$0.92	$1.15

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Operating Income,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended March 31,
	2019		2018
	($ in millions)
	$	Margin	$	Margin
Net income attributable to Aptiv	$240		$307
Interest expense	38		34
Other income, net	(16)		(30)
Income tax expense	33		59
Equity income, net of tax	(3)		(5)
Net income attributable to noncontrolling interest	5		9
Operating income	$297	8.3%	$374	10.3%
Restructuring	26		20
Other acquisition and portfolio project costs	11		19
Deferred compensation related to nuTonomy acquisition	11		14
Adjusted operating income	$345	9.7%	$427	11.8%

Segment Adjusted Operating Income
(in millions)
Three Months Ended March 31, 2019	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$257	$40	$—	$297
Restructuring	19	7	—	26
Other acquisition and portfolio project costs	7	4	—	11
Deferred compensation related to nuTonomy acquisition	—	11	—	11
Adjusted operating income	$283	$62	$—	$345

Depreciation and amortization (a)	$131	$42	$—	$173

Three Months Ended March 31, 2018	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$322	$52	$—	$374
Restructuring	18	2	—	20
Other acquisition and portfolio project costs	11	8	—	19
Deferred compensation related to nuTonomy acquisition	—	14	—	14
Adjusted operating income	$351	$76	$—	$427

Depreciation and amortization (a)	$119	$36	$—	$155

(a) Includes asset impairments.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share amounts)
Net income attributable to Aptiv	$240	$307
Adjusting items:
Restructuring	26	20
Other acquisition and portfolio project costs	11	19
Deferred compensation related to nuTonomy acquisition	11	14
Debt extinguishment costs	6	—
Transaction and related (benefits) costs associated with acquisitions	—	(11)
Gain on changes in fair value of equity investments	(19)	—
Tax impact of adjusting items (a)	(2)	(6)
Adjusted net income attributable to Aptiv	$273	$343

Weighted average number of diluted shares outstanding	259.55	266.44
Diluted net income per share attributable to Aptiv	$0.92	$1.15
Adjusted net income per share	$1.05	$1.29

(a)
Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities from continuing operations plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended March 31,
	2019	2018
	(in millions)
Cash flows from operating activities:
Net income	$245	$316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	173	155
Restructuring expense, net of cash paid	(5)	(16)
Working capital	(245)	(185)
Pension contributions	(8)	(11)
Other, net	(76)	(73)
Net cash provided by operating activities from continuing operations	84	186

Cash flows from investing activities:
Capital expenditures	(235)	(243)
Cost of business acquisitions, net of cash acquired	2	—
Deposit for acquisition of KUM	—	(5)
Cost of technology investments	(3)	—
Settlement of derivatives	(2)	—
Other, net	3	3
Net cash used in investing activities	(235)	(245)

Adjusting items:
Adjustment for amount deposited for acquisition of KUM	—	5
Adjustment for the cost of business acquisitions, net of cash acquired	(2)	—
Cash flow before financing	$(153)	$(54)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Q2		Estimated Full Year
	2019 (1)		2019 (1)
	($ and shares in millions, except per share amounts)
Adjusted Operating Income	$	Margin (2)	$	Margin (2)
Net income attributable to Aptiv	$237		$1,128
Interest expense	39		156
Other income, net	(8)		(32)
Income tax expense	50		195
Equity income, net of tax	(4)		(21)
Net income attributable to noncontrolling interest	9		40
Operating income	323	8.8%	1,466	10.0%
Restructuring	40		126
Other acquisition and portfolio project costs	10		35
Deferred compensation related to nuTonomy acquisition	12		43
Adjusted operating income	$385	10.5%	$1,670	11.4%

Adjusted Net Income Per Share
Net income attributable to Aptiv	$237		$1,128
Restructuring	40		126
Other acquisition and portfolio project costs	10		35
Deferred compensation related to nuTonomy acquisition	12		43
Debt extinguishment costs	—		6
Gain on changes in fair value of equity investments	—		(19)
Tax impact of adjusting items	(5)		(29)
Adjusted net income attributable to Aptiv	$294		$1,290

Weighted average number of diluted shares outstanding	258.59		258.06
Diluted net income per share attributable to Aptiv	$0.92		$4.37
Adjusted net income per share	$1.14		$5.00

(1) Prepared at the estimated mid-point of the Company’s financial guidance range.

(2) Represents operating income and Adjusted Operating Income, respectively, as a percentage of estimated net sales.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Rachelle Valdez
+1.248.813.2443
rachelle.r.valdez@aptiv.com